HemaCare Reports Record 4th Quarter and 2008 Revenues

LOS ANGELES, CA -- (Marketwire - February 24, 2009) - HemaCare Corporation (OTCBB: HEMA) announced today fourth quarter and year ended 2008 results, with the highest levels of quarterly and annual revenue in the Company's history. Sales for the quarter were $10.0 million, 11% greater than the prior year, while sales for the year were $37.6 million, 10% greater than in 2007.

The Company generated fourth quarter income of $179,000, or $0.02 per share, and yearly income of $979,000, or $0.10 per share. In 2007, the Company generated a loss of $1.4 million in the fourth quarter and a loss of $7.8 million for the year.

Discussion of 2008 Continuing Operations

Blood Products revenue from continuing operations in the quarter was $8.0 million, compared to $7.1 million in the same quarter of 2007, representing an increase of 12%. For the year, Blood Products revenue was $29.6 million, compared to $26.8 million for 2007, representing an increase of 11%.

Blood Services revenue in the quarter was $2.0 million, compared to $1.8 million in the same quarter of 2007, representing an increase of 11%. Blood Services revenue for the year was $8.0 million, compared to $7.4 million in 2007, representing an increase of 8%.

Gross profit margin from continuing operations in the quarter was 17%, compared to 19% in the fourth quarter of 2007. For the year, gross profit margin was 17%, compared to 15% in 2007. The improvement in gross profit margin in 2008, along with sales growth, resulted in a year over year increase in gross profit of $1.3 million.

For all of 2008, general and administrative expenses decreased $447,000, or 7%, compared to 2007, which included $326,000 in non-recurring severance expense for the Company's former Chief Executive Officer. For all of 2008, general and administrative expenses represented 16% of revenue, a decrease from 19% reported in 2007.

During 2008 the Company recognized $331,000 of non-operating income, primarily related to a gain from the settlement of litigation with the former owners of HemaCare BioScience, Inc.

"We are very pleased to report record revenue for 2008, which enabled the Company to make a dramatic swing from a $1.2 million pretax operating loss in 2007 to over $900,000 in pretax operating profit in 2008," commented John Doumitt, the Company's Chief Executive Officer. "As sales grow in the future, we expect to leverage fixed costs and improve profitability." Mr. Doumitt added, "In 2009, we will seek to further develop our community whole blood program, which we market in conjunction with local hospitals, and aggressively build our platelet collection and therapeutic blood services businesses. 2008 has given HemaCare a new start, and we intend to build momentum in 2009 by continuing to deliver exceptional value to our customers."

Discussion of Discontinued Operations

The Company's Florida-based research blood products subsidiary was closed on November 5, 2007. This subsidiary generated a fourth quarter 2008 loss of $13,000 compared to a $1.6 million loss in the same quarter of 2007. For all of 2008, closure activities resulted in an $80,000 gain compared to a $6.0 million loss for 2007. Closure activities for this subsidiary are still underway, although it is not expected that they will have a significant negative impact on future results.

About HemaCare Corporation

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry. HemaCare is licensed by the FDA and accredited by the AABB. The Company focuses on the customized delivery of human blood-related products and services.

This press release contains "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words "anticipates," "expects," "intends," "plans" and similar expressions. These forward-looking statements include, but are not limited to, statements regarding the Company's expectation to leverage fixed costs, improve profitability, further develop its whole blood program in conjunction with local hospitals and aggressively build momentum in 2009. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation, the following: the Company reported losses for all of 2007 and may not return to profitability; costs increasing more rapidly than market prices could reduce profitability, changes in demand for blood products could affect profitability, declining blood donations could affect profitability, competition may cause a loss of customer and an inability to pass on increases in costs thereby impacting profitability, operations depend on services of qualified professionals and competition for their services is strong, industry regulations and standards could increase operating costs or result in closure of operations, the discontinuation of the operation of the Company's Florida-based research subsidiary may hinder the Company's ability to generate profits, the decrease in reimbursement rates may affect profitability, not-for-profit status gives advantages to competitors, the potential inability of the Company to meet future capital needs could impact ability to operate; reliance on relatively few vendors for significant supplies and services could affect the Company's ability to operate; limited access to insurance could affect ability to defend against possible claims; future technology for blood collection and blood replacement; potential adverse effect from changes in the healthcare industry, including consolidations, could affect access to customers; the ability to attract, retain and motivate management and other skilled employees; product safety and product liability could provide exposure to claims and litigation; targeted partner blood drives involve higher collection costs; environmental risks could cause the Company to incur substantial costs to maintain compliance; the threat of business interruption due to terrorism and the security measures taken in response to terrorism could adversely impact profitability; business interruption due to earthquakes could adversely impact profitability; the evaluation and consideration of strategic alternatives, and other significant projects, may distract management from reacting appropriately to business challenges and lead to reduced profitability; the Articles of Incorporation and Rights Plan could delay or prevent an acquisition or sale of the Company; quarterly revenue and operating results may fluctuate in future periods, and the Company may fail to meet investor expectations; the Company's stock is traded on the OTC Bulletin Board and therefore is subject to greater market risk than those of exchange-traded stocks since they are less liquid; the Company's stock price could be volatile; future sales of equity securities could dilute the Company's common stock; the lack of dividend payments could impact the price of the Company's common stock; the evaluation of internal control and remediation of potential problems will be costly and time consuming and could expose weaknesses in financial reporting; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

                           HemaCare Corporation
                       Condensed Consolidated Data
                               (Unaudited)

                       Three Months Ended        Twelve Months Ended
                          December 31,              December 31,
                       2008         2007         2008         2007
                    -----------  -----------  ------------  -----------
Statements of
 Income
 (Operations):

Revenues            $ 9,974,000  $ 8,961,000  $ 37,618,000  $34,166,000

Gross Profit        $ 1,701,000  $ 1,684,000  $  6,502,000  $ 5,158,000
                    -----------  -----------  ------------  -----------

General and
 administrative
 expenses           $ 1,513,000  $ 1,531,000  $  5,893,000  $ 6,340,000 (1)

Other income        $         -  $         -  $    331,000  $         -
                    -----------  -----------  ------------  -----------

Income (loss)
 before income
 taxes and
 discontinued
 operations         $   188,000  $   153,000  $    940,000  $(1,182,000)

Provision for
 (benefit from)
 income taxes       $    (4,000) $    23,000  $     41,000  $   646,000 (2)

                    -----------  -----------  ------------  -----------
Net income (loss)
 before
 discontinued
 operations         $   192,000  $   130,000  $    899,000  $(1,828,000)
                    -----------  -----------  ------------  -----------

Income (loss) from
 discontinued
 operations, net
 of tax impact      $   (13,000) $(1,561,000) $     80,000  $(5,960,000)
                    -----------  -----------  ------------  -----------

Net income (loss)   $   179,000  $(1,431,000) $    979,000  $(7,788,000)
                    ===========  ===========  ============  ===========

Basic earnings
 (loss) per share   $      0.02  $     (0.16) $       0.10  $     (0.90)
                    ===========  ===========  ============  ===========

Diluted earnings
 (loss) per share   $      0.02  $     (0.16) $       0.10  $     (0.90)
                    ===========  ===========  ============  ===========

Weighted average
 shares outstanding
 - basic              9,887,000    8,800,000     9,533,000    8,687,000
                    ===========  ===========  ============  ===========

Weighted average
 shares outstanding
 - diluted           10,103,000    8,800,000     9,706,000    8,687,000
                    ===========  ===========  ============  ===========

(1) Includes $326,000 in non-recurring severance expenses to the Company's former Chief Executive Officer.

(2) Includes $622,000 addition to provision for income taxes from the elimination of the deferred tax asset.

                        December 31, December 31,
                            2008         2007
                        -----------  -----------

Balance Sheets:

Assets
Cash and cash
 equivalents            $   903,000  $   420,000
Other current assets      8,298,000    7,135,000
Non-current assets        4,495,000    4,939,000
                        -----------  -----------

Total assets            $13,696,000  $12,494,000
                        ===========  ===========

Liabilities and
 Shareholders' Equity
Current liabilities     $ 8,513,000  $ 8,791,000
Long-term liabilities       645,000      631,000
Shareholders' equity      4,538,000    3,072,000
                        -----------  -----------
Total liabilities and
 shareholders' equity   $13,696,000  $12,494,000
                        ===========  ===========

Contact:
HemaCare Corporation
Robert S. Chilton
Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com